UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 28, 2025

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

On August 27, 2025, Moleculin Biotech, Inc. (the “Company”) entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with holders of certain existing warrants (the “Holders”) to purchase up to 16,216,216 shares of Company common stock with an exercise price of $0.37 per share (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holders agreed to exercise the Existing Warrants, and the Company agreed to issue the Holders new warrants to purchase up to a number of shares of Company common stock equal to 400% of the number of shares of Company common stock underlying the exercised Existing Warrants, comprised of new Series F warrants to purchase up to 64,864,864 shares of Company common stock (the “Inducement Warrants” and the shares of Company common stock underlying the Inducement Warrants, the “Inducement Warrant Shares”) with an exercise term of five years from the initial exercise date.

The issuance of the shares of Company common stock underlying the Existing Warrants have been registered pursuant to an effective registration statement on Form S-1 (File No. 333-287727). The Company anticipates receiving aggregate gross proceeds of up to approximately $6.0 million from the exercise of the Existing Warrants before deducting fees and other expenses payable by it.

Each Inducement Warrant has an exercise price of $0.55 per share, will be exercisable upon the receipt of shareholder approval (the “Shareholder Approval”) of the issuance of the Inducement Warrant Shares, and may be exercised for a period of five years from such approval. If while the Inducement Warrants are outstanding, the Company issues or sells, or is deemed to have issued or sold, any common stock and/or common stock equivalents other than in connection with certain exempt issuances, at a purchase price per share less than the exercise price of the Inducement Warrants in effect immediately prior to such issuance or sale or deemed issuance or sale, then immediately after such issuance or sale or deemed issuance or sale, the exercise price of the Inducement Warrants then in effect will be reduced to an amount equal to the new issuance price, subject to a floor price of $0.11. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Company’s common stock and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days commencing on the date of such event is less than the exercise price of the Inducement Warrants then in effect, then the exercise price of the Inducement Warrants will be reduced to the lowest daily volume weighted average price during such period, subject to a floor price of $0.11.

The Inducement Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Inducement Warrants by the Holders. The Holders of an Inducement Warrant may not exercise any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such Holders and its affiliates exceeding 4.99% or 9.99% (at the election of the Holders) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the Holders’ election not to exceed 9.99% (the “Beneficial Ownership Limitation”). In the event of certain fundamental transactions (as defined in the Inducement Warrants), the Holders of the Inducement Warrants will have the right to receive the Black Scholes value of the Inducement Warrants calculated pursuant to a formula set forth in the Inducement Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the Holders of common stock.

The Company agreed to file a registration statement on Form S-3 (or other appropriate form, including Form S-1, if it is not then Form S-3 eligible) providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before September 26, 2025, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC by October 24, 2025 and to keep the Resale Registration Statement effective at all times until no Holders of the Inducement Warrants own any Inducement Warrant Shares.

Pursuant to the Inducement Letter, with certain exceptions, the Company agreed until the receipt of Shareholder Approval not to issue any common stock or common stock equivalents or to file any registration statements.

The representations, warranties and covenants contained in the Inducement Letter were made solely for the benefit of the parties to the Inducement Letter. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Inducement Letter is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Inducement Letter, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Inducement Warrant and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares will be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On August 28, 2025, Moleculin Biotech, Inc. (the “Company”), issued a press release which announced it has entered into agreements with certain holders of its existing warrants for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 16,216,216 shares of common stock of the Company originally issued in June 2025 at an exercise price of $0.37 per share. The shares of common stock issuable upon exercise of the outstanding warrants are registered pursuant to an effective registration statement on Form S-1 (File No. 333-287727). The aggregate gross proceeds from the exercise of the existing warrants is expected to total approximately $6.0 million, before deducting financial advisory fees.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Inducement Warrant

10.1	Form of Inducement Letter

99.1	Press Release dated August 28, 2025

104	Cover page Interactive Data File (formatted as Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date:	August 28, 2025

By:	/s/ Jonathan P. Foster
Jonathan P. Foster